Exhibit 10.1

TRANSFER AND ASSIGNMENT AGREEMENT

THIS AGREEMENT made as of the 29th day of June, 2006

AMONGST:

SEA SUN CAPITAL CORPORATION
a corporation incorporated
pursuant to the laws of Delaware, U.S.A.
(hereinafter referred to as the “Vendor”)

OF THE FIRST PART

-and-

SEA SUN ENTERPRISES INCORPORATED
A corporation incorporated
Pursuant to the laws of Barbados
(hereinafter referred to as the “Purchaser”)

OF THE SECOND PART

WHEREAS the Vendor has agreed to sell, assign and transfer to the Purchaser and the Purchaser has agreed to purchase from the Vendor certain of the assets of the Vendor as more particularly described in Schedule “A” attached hereto (hereinafter the “Location Agreements”) related to the eco-tour location business of the Vendor (the “Business”) on the terms and subject to the conditions hereinafter set forth effective as of the date hereof (the “Closing Date”);

AND WHEREAS the Vendor has entered into a Master Licence Agreement dated June 29, 2006 with the Purchaser whereby the Purchaser will have the exclusive right to operate the Vendor’s eco-tour business in accordance with the terms and conditions therein contained;

AND WHEREAS the Purchaser wishes to purchase the Location Agreements as part of its commitment to operate the eco-tour business under the Master Licence Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants, agreements, representations, warranties and payments hereinafter set forth and provided for (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereto, respectively covenant and agree as follows:

ARTICLE ONE

PURCHASE AND SALE

1.01
Purchase: The Purchaser hereby agrees to purchase from the Vendor and the Vendor does hereby agree to sell to the Purchaser all the Vendor's right, title and interest in, to and under the eco-tour location agreements specified in Schedule “A” attached hereto (hereinafter the "Location Agreements"), including, without limitation:

(a)	the Vendor’s rights in all contracts in connection with the Location Agreements; and

(b)
all of the accounts receivable, and other debts (if any), due or accruing due to the Vendor in connection with the Location Agreements and including any security held by the Vendor for such accounts receivable.

1.02	Exclusions: Specifically excluded from the property being purchased are the following:

(a)	cash; and

(b)	all intellectual property rights in connection with the Business of the Vendor.

1.03	Assumption of Obligations: Except as herein otherwise provided, the Purchaser shall be required to assume and hereby assumes all of the obligations arising under the Location Agreements.

1.04
Transfer and Assignment: In accordance with paragraph 1.02(a) herein, the Vendor sells, assigns, and transfers to the Purchaser all of the Vendor’s right, title, and interest in and to the Location Agreements, the same to be held as fully by the Purchaser as the same would have been held by the Vendor had this assignment not been made.

1.05
Vendor’s Warranties: The Vendor hereby represents and warrants that it is now rightfully possessed of and entitled to sell, assign and transfer unto the Purchaser its right, title and interest in the Location Agreements and that the covenants and conditions contained therein have been duly performed by the Vendor to date.

1.06
Indemnity: The Purchaser hereby assumes all of the obligations of the Vendor under the Location Agreements and the Vendor as of the date hereof, and indemnifies and saves harmless the Vendor from any and all claims or demands made against the Vendor under the Location Agreements with respect to matters arising from and after the date hereof.

ARTICLE TWO

CONSIDERATION

2.01	Purchase Price: The purchase price (hereinafter called the "Purchase Price") for the Location Agreements shall be calculated and payable in accordance with Schedule “B” attached hereto.

2.02
Promise to Pay: The Purchaser hereby promises to pay the Purchase Price in accordance with the schedule of payments set out in Schedule “B” attached hereto, together with interest on the amount outstanding from time to time, accruing from and including the date hereof, both before and after maturity, default and judgment, as more particularly described in the said Schedule “B”. The Purchaser hereby waives demand, presentment, protest, notice of protest and notice of dishonour. When not in default hereunder, the Purchaser shall have the privilege of repaying the whole or any part of the Purchase Price owing hereunder including all accrued and unpaid interest, at any time or times without notice or bonus. In the event of default hereunder, the entire balance due and owing including all accrued and unpaid interest, shall immediately become due and payable to the Vendor.

ARTICLE THREE

ADJUSTMENTS

3.01
Undertaking: The parties shall undertake to readjust, if necessary, after closing with respect to all values used in the calculation of the Purchase Price and all amounts adjusted for in the statement of adjustments. The request for any readjustment shall be accompanied by sufficient supporting documents to verify the need for the readjustment.

ARTICLE FOUR

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.01	Vendor’s Representations, Warranties and Covenants: The Vendor represents and warrants as follows:

(a)	the Vendor has full right, power and authority to sell and convey the Location Agreements to the Purchaser as provided herein and to carry out its obligations hereunder.

4.02	Purchaser’s Representations, Warranties and Covenants: The Purchaser covenants, represents and warrants as follows:

(a)	The Purchaser undertakes to perform, assume and fulfill each of the covenants, contracts, obligations and commitments contain in each and every Location Agreement referred to in Section “A” hereto.

ARTICLE FIVE

CONDITIONS AND DUE DILIGENCE

5.01
Purchaser’s Conditions: The Purchaser shall not be obliged to complete the purchase herein provided for unless on the Closing Date each of the following conditions shall have been satisfied, it being understood that the conditions are included for the exclusive benefit of the Purchaser and may be waived in writing in whole or in part by the Purchaser at any time; and the Vendor shall use its best efforts to ensure that no steps are taken which might prevent the conditions from being fulfilled on or before the Closing Date or such earlier time as may hereafter be specified:

(a)
the Purchaser, in its discretion, shall be satisfied in all respects with its due diligence investigations and the Purchaser shall evidence non-satisfaction in writing signed on behalf of the Purchaser not later than the Closing Date, failing written notification of non-satisfaction, this condition shall be deemed to be waived;

(b)	the representations and warranties set forth herein shall be true and correct in all material respects on the Closing Date; and

(c)
all of the covenants and agreements set forth in this Agreement to be complied with or performed by the Vendor at or before the Closing Date shall have been complied with or performed by the Vendor on or before the Closing Date.

5.02
Termination: If any of the foregoing conditions shall not have been fulfilled or waived on or before the Closing Date, the Purchaser may terminate this Agreement by notice in writing to the Vendor in which event the both parties shall be released from all obligations under this Agreement.

ARTICLE SIX

DELIVERIES

6.01	Vendor’s Deliveries: The Vendor covenants to deliver the following to the Purchaser on or before the Closing Date as provided for in this Agreement:

(a)	Certified copy of a resolution of the Vendor authorizing the execution of this Agreement and the completion of the within transaction by the Vendor;

(b)	an undertaking to readjust in accordance with the terms hereof; and

(c)	such other documents or assurances as are customary in transactions of this nature.

6.02	Purchaser’s Deliveries: The Purchaser covenants to deliver the following to the Vendor on or before the Closing Date as provided for in this Agreement:

(a)	Certified copy of a resolution of the Purchaser authorizing the execution of this Agreement and the completion of the within transaction by the Purchaser; and

(b)	an undertaking to readjust in accordance with the terms hereof.

ARTICLE SEVEN

PURCHASER'S COVENANTS

7.01	Purchaser’s Covenants: The Purchaser hereby covenants and agrees to do the following, on or before the Closing Date:

(a)	to execute such forms of assumption agreement as may be required to assume any agreements to be assigned;

(b)	to carry out in good faith the due diligence investigations required of it pursuant to Section 5.00;

(c)	to provide the Vendor on Closing with properly executed documents that are required of it pursuant to this Agreement and where the document is to be registered, same must be in registrable form; and

(d)
unless and until the transaction contemplated hereby has been completed, to hold in strict confidence all information respecting the Business and the Vendor obtained by the Purchaser, and if it shall not complete the purchase of the Location Agreements on the Closing Date, to forthwith return to the Vendor all written information and documents obtained from the Business or the Vendor and in its possession. The Purchaser agrees that no documents or records will be removed from the Business premises, but the Purchaser may make such copies thereof as it reasonably requires.

ARTICLE EIGHT

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

8.01
Survival of Representations and Warranties: The representations and warranties of the Vendor and Purchaser contained in this Agreement shall be true and correct on the Closing Date and shall survive the Closing Date for a period of three years.

ARTICLE NINE

NOTICE

9.01
Notice: Any notice, direction or other communication required or permitted to be given to the Purchaser or to the Vendor hereunder, shall be in writing and may be given by having the same delivered by hand or sent by means of printed electronic or printed telephonic communication or sent by prepaid registered or certified mail addressed to the Purchaser or Vendor, as the case may be, as follows:

(a) to the Purchaser:

Sea Sun Enterprises Incorporated
Heritage House, Pinfold Street
P.O. Box 479 GPO
Bridgetown, Barbados

Attention: William Bruce Flatt

Tel: (246) 437-9648
Fax: (246) 429-5504

(b) to the Vendor:

Sea Sun Capital Corporation
1011 Upper Middle Road East, Suite 1444
Oakville, Ontario
L6H 5Z9

Attention: Greg Heller, Vice President

Tel: (250) 717-3003 Ext. 201
Fax: (905) 257-3621

Unless otherwise provided for herein, any such notice, direction or other communication as aforesaid, delivered or transmitted shall be deemed to have been delivered on the date on which it was delivered or transmitted or if mailed, then seventy-two (72) hours following the date of mailing, and any time period referred to in a notice commences to run from the time of delivery or transmission or seventy-two (72) hours following the date of mailing. If there is a reasonable possibility that the postal service may be interrupted or substantially delayed due to actual or anticipated labour disputes, any notice, direction or other communication shall only be delivered in person or transmitted as aforesaid. Either party may at any time give notice in writing to the other of any change of address of such party for the purpose of giving any notice herein. Any notice electronically transmitted to the recipient on a non-Business Day or after business hours shall be deemed to have been received during business hours on the next Business Day.

ARTICLE TEN

CLOSING DATE, CLOSING ARRANGEMENTS, TENDER

10.01	Closing Arrangements:

(a)	The purchase and sale of the Location Agreements shall be closed on the Closing Date at 11:00 a.m. at the Vendor's solicitors' offices; and

(b)
Any tender of documents or money hereunder may be made upon the Vendor or Purchaser or their respective solicitors on the Closing Date and money may be tendered by bank draft or cheque certified drawn upon a Schedule 1 Canadian chartered bank, payable at par in Toronto in Canadian funds.

ARTICLE ELEVEN

GOVERNING LAW

11.01	Governing Law: This Agreement shall be interpreted and governed in accordance with the laws of the Province of Ontario and the Purchaser agrees to attorn to the jurisdiction of the Ontario courts.

ARTICLE TWELVE

TIME OF THE ESSENCE

12.01 Time of the Essence: Time shall be of the essence of this Agreement and every part thereof.

ARTICLE THIRTEEN

EXPENSES

13.01	Expenses: Each party shall be responsible for the payment of all its own costs and expenses in connection with the making of this Agreement and the completion of the transaction contemplated herein.

ARTICLE FOURTEEN

FURTHER ASSURANCES

14.01
Further Assurances: The parties hereto shall give such further assurances, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full force and effect to this Agreement and every part thereof.

ARTICLE FIFTEEN

HEADINGS

15.01	Headings: The headings used herein are inserted for convenience of reference only and shall not affect the construction of or interpretation of this Agreement.

ARTICLE SIXTEEN

ENUREMENT

16.01	Enurement: This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

ARTICLE SEVENTEEN

WHOLE AGREEMENT

17.01
Whole Agreement: It is understood and agreed that this Agreement constitutes a binding contract of purchase and sale in accordance with its terms and expresses the entire and final agreement between the parties hereto with respect to all matters therein, and both the Vendor and the Purchaser agree that the execution of this Agreement has not been induced by, neither do any of the parties hereto rely upon, nor regard as material any representations or promises whatsoever whether oral or otherwise, and by whomsoever made, except as hereinbefore expressly set out; nor shall any such representation whether oral or otherwise have the effect of varying or altering any of the terms of this Agreement.

ARTICLE EIGHTEEN

ASSIGNMENT

18.01	Assignment: This Agreement shall not be assigned by the Purchaser.

ARTICLE NINETEEN

GENDER

19.01
Gender: In this Agreement, the singular shall include the plural, and vice versa, and words such as "hereunder", "hereto" and "herein" and other words in connection with "herein" shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular paragraph or section thereof, and the term "person" shall include a corporation.

ARTICLE TWENTY

CURRENCY

20.01	Currency: All references to money amount herein, unless otherwise specified, shall be in the currency of the United States of America.

IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of the date first above written.

SEA SUN CAPITAL CORPORATION Per: Name: Graham Millington Title: President and Chief Executive Officer I have authority to bind the Corporation
SEA SUN ENTERPRISES INCORPORATED

Per:
Name: William Bruce Flatt
Title: Director

Per:
Name: Scott James Jeffrey
Title:

Per:
Name: Alan Ross Schuler
Title: Director

We have authority to bind the Corporation